Exhibit 10.55

AMENDMENT NO. 1 TO SAFETY SHOT, INC. CONSULTING AGREEMENT

February 21, 2025

VIA MAIL

Mr. Antonis Palikrousis

Chairman                                       ]

Blue Capital Assets, S.A.

palicruise@gmail.com

Dear Mr. Palikrousis:

The purpose of this amendment (“Amendment No. l”) is to amend the Safety Shot, Inc. (the “Company”) Consulting Agreement executed between the Company and Blue Capital Assets, S.A. LLC, a United Arab Emirates limited company in Dubai (“Blue Capital”) dated January 18, 2025, (the “Agreement”). All terms and conditions neither addressed nor in conflict with the terms in this Amendment No. l will remain in full force and effect. This Amendment No. 1 amends Exhibit A of the Agreement as follows:

EXHIBIT A

Consideration:	In addition to the consideration found in the Agreement, as further consideration for the Services performed by Blue Capital, Blue Capital shall receive an additional 500,000 options to purchase common shares of Safety Shot (the “Options”) at .45 cents per share. The Options shall vest in equal six-month installments such that 250,000 Options shall vest on August 21, 2025, and 250,000 Options shall vest on February 21, 2026.

Blue Capital shall also receive 500,000 shares of Safety Shot restricted stock (the “Shares”). The Shares shall vest in equal six-month installments such that 250,000 Shares shall vest on August 21, 2025, and 250,000 Shares shall vest on February 21, 2026.

1

Very truly yours,

SAFETY SHOT, INC.

		By:	/s/ Jarrett Boon
		Name:	Jarrett Boon
		Title:	CEO
		Dated:	February 21, 2025

AGREED TO AND ACCEPTED:

Blue Capital Assets, S.A. LLC

By:	/s/ Mr. Antonis Palikrousis
Name:	Mr. Antonis Palikrousis
Title:	Chairman
Date:	February 21, 2025

2